EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350

I, George L. Chapman, the Chief Executive Officer of Health Care REIT, Inc. (the “Company”), certify that (i) the Annual Report on Form 10-K for the Company for the year ended December 31, 2009 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  George L. Chapman
George L. Chapman,
Chief Executive Officer and President

Dated: February 26, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.